--------------------

                          SUPPLEMENTAL INDENTURE NO. 2

                          Dated as of December 20, 2000

                                       to

                                    INDENTURE

                            Dated as of July 30, 1997

                                     between

                     Dura Pharmaceuticals, Inc., as Issuer,

                                       and

    Chase Manhattan Bank and Trust Company, National Association, as Trustee

                              --------------------

                 3 1/2% Convertible Subordinated Notes due 2002




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     SUPPLEMENTAL INDENTURE NO. 2, dated as of December 20, 2000 (the
"Supplemental Indenture"), among Dura Pharmaceuticals, Inc., a Delaware corporation (the "Company), and Chase Manhattan Bank and Trust Company, National Association, as Trustee (the "Trustee"). Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of July 30, 1997, as supplemented by Supplemental Indenture No. 1 between the Company and the Trustee, dated as of November 9, 2000 (the "Indenture"), providing for the issuance of its 3 1/2% Convertible Subordinated Notes due 2002 (the "Notes"); and

     WHEREAS, Section 10.2 of the Indenture provides that, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized, and the Trustee, may from time to time add any provision to or change in any manner or eliminate any of the provisions of the Indenture; and

     WHEREAS, in accordance with Section 10.2 and as evidenced by Article VIII of the Indenture, the Holders of at least a majority in aggregate principal amount of outstanding Notes have delivered said consents to eliminate certain provisions of the Indenture (the "Amendments"); and

     WHEREAS, pursuant to and as contemplated by Section 10.2 of the Indenture, the parties hereto desire to execute and deliver this Supplemental Indenture for the purpose of giving effect to the Amendments.

     NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

                                       I.

                                 THE AMENDMENTS


     Amendments.

     The Indenture is hereby amended as follows:

     1. Section 5.10 of the Indenture is hereby amended to delete the current language in its entirety and to replace it with the following:


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                                      -2-


     "Section 5.10 SEC Reports. The Company shall comply with Section 314(a) of the Trust Indenture Act to the extent applicable to it."

     2. Section 16.17 of the Indenture is hereby elimi- nated in its entirety and replaced with the words:

     "Section 16.17 [Intentionally omitted]."

                                      II.

                            MISCELLANEOUS PROVISIONS


     A. Indenture.

     Except as expressly amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture and the Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument for all purposes.

     B. Trustee Not Responsible for Recitals.

     The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness, except for the recital indicating the Trustee's approval of the form of this Supplemental Indenture.

     C. Governing Law.

     THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     D. Duplicate Originals.

     This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts together constitute but one and the same instrument.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly signed, all as of the date first written above.

                                DURA PHARMACEUTICALS, INC.


                                By:  /s/ Mitchell R. Woodbury
                                     -------------------------------------------
                                         Name:  Mitchell R. Woodbury
                                         Title: Senior Vice President and
                                                  General Counsel




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                                      -2-


                                    Trustee:

                                    CHASE MANHATTAN BANK AND TRUST
                                    COMPANY, NATIONAL ASSOCIATION,
                                    not in its individual capacity but
                                    solely as Trustee


                                    By:  /s/ Rose Maravilla
                                         ---------------------------------------
                                             Name:  Rose Maravilla
                                             Title: Assistant Vice President